Exhibit 32.4

SECTION 1350 CERTIFICATION

OF THE CHIEF FINANCIAL OFFICER

I, Robert O. Stephenson, Chief Financial Officer of OHI Healthcare Properties Limited Partnership (the “Partnership”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1)

the Annual Report on Form 10-K of the Partnership for the year ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:      February 26, 2019

/S/ ROBERT O. STEPHENSON
Robert O. Stephenson
Chief Financial Officer